As filed with the Securities and Exchange Commission on September 23, 2003


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): September 23, 2003


                       ACTRADE FINANCIAL TECHNOLOGIES LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                        0-18711              13-3437739
--------------------------------        -----------         ------------------
(State or other jurisdiction of         (Commission            (IRS Employer
         incorporation)                 File Number)        Identification No.)


7 PENN PLAZA, SUITE 422, NEW YORK, NY                             10001
---------------------------------------                         ---------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:          (212) 563-1036
                                                            -----------------


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ITEM 5.

OTHER EVENTS AND REGULATION FD DISCLOSURE.

                  As previously disclosed by Actrade Financial Technologies Ltd. (the "Company") on a Form 8-K, dated May 13, 2003, and a Form 8-K, dated June 24, 2003, Actrade Capital Inc. ("Capital"), a wholly-owned subsidiary of the Company, previously entered into Stipulations of Settlement (as modified) with a Taiwanese corporation that defaulted on $1,322,800 of bills of exchange, certain of the subsidiaries of the Taiwanese corporation, including two subsidiaries that defaulted on an aggregate of $19 million in TADs, and two surety companies from which Capital had purchased surety bonds insuring repayment of $16 million of the $19 million of TADs referred to above and $8.5 million of TADs issued by another customer of Capital that subsequently declared bankruptcy, to settle the obligations of the Taiwanese corporation and its subsidiaries to the Company as well as the Company's claims under the surety bonds referred to above.

                  As of today, the conditions to the effectiveness of the Stipulations of Settlement have been satisfied, the Stipulations of Settlement have become effective and in connection therewith Capital has received an aggregate one-time cash payment from the surety companies in the amount of $12,984,219.20.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ACTRADE FINANCIAL TECHNOLOGIES LTD.


                                   By:  /s/ John Fioretti
                                        ---------------------------------------
                                        Name:   John Fioretti
                                        Title:  Chief Restructuring Officer



Dated: September 23, 2003